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                                                                  EXHIBIT 24(a)







                                   CONSENT OF
                             GRANT THORNTON, L.L.P.


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                                                                  EXHIBIT 24(a)








                        CONSENT OF GRANT THORNTON LLP




We have issued our report dated August 15, 2000 on the balance sheet of Atlas America-Public #9 Ltd. as of July 31, 2000 and our report dated November 17, 1999 on the consolidated financial statements of Atlas Resources, Inc. and subsidiary as of September 30, 1999 contained in the Registration Statement and Prospectus for Atlas America-Public #9 Ltd. We consent to use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                              /s/ Grant Thornton, L.L.P.







Cleveland, Ohio
August 16, 2000